Exhibit 17

PROXY	PROXY

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 10, 2020

THIS PROXY IS BEING SOLICITED BY THE BOARD OF TRUSTEES. The undersigned shareholder(s) of Virtus Rampart Sector Trend Fund, a series of Virtus Opportunities Trust, revoking previous proxies, hereby appoints Kevin J. Carr, Jennifer S. Fromm and Holly M. van den Toorn, or any one of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution of each, to vote all shares of Virtus Rampart Sector Trend Fund that the undersigned is entitled to vote, at the Special Meeting of Shareholders to be held virtually on the internet on September 10, 2020, at ____ Eastern Time, and at any adjournment thereof as indicated on the reverse side. In their discretion, the proxy holders named above are authorized to vote upon such other matters as may properly come before the meeting. In light of public health concerns regarding the coronavirus outbreak, the Special Meeting will be held in a virtual meeting format only. You will be able to attend and participate in the meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: [ ] on September 10, 2020, at ____ Eastern Time. The password for the meeting is [ ]. You will not be able to attend the meeting physically.

Vote via the Internet: [_________]

Vote via the telephone: [________]

NOTE: Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee, guardian or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign the full corporate name and your name and indicated your title. If you are a partner signing for a partnership, please sign the partnership name, your name and indicate your title. Joint owners should each sign these instructions. Please sign, date and return.

Signature and Title, if applicable

Signature (if held jointly)
_______________________________________________________,2020
Date

Receipt of the Notice of the Special Meeting and the accompanying Prospectus/Proxy Statement is hereby acknowledged. The shares of Virtus Rampart Sector Trend Fund represented hereby will be voted as indicated or FOR the proposal if no choice is indicated.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held (virtually) on September 10, 2020. The proxy statement for this meeting is available at: [ ]

Virtus Rampart Sector Trend Fund

VOTING OPTIONS

READ YOUR PROSPECTUS/PROXY STATEMENT AND HAVE IT AT HAND WHEN VOTING.

COMPUTER	TELEPHONE	LETTER	VIRTUAL ATTENDANCE
VOTE ON THE INTERNET	VOTE BY PHONE	VOTE BY MAIL	VOTE IN PERSON VIRTUALLY
LOG ON TO:	CALL	VOTE, SIGN AND DATE THIS PROXY CARD	VISIT
_______ FOLLOW THE ON-SCREEN INSTRUCTIONS AVAILABLE 24 HOURS	_______ FOLLOW THE RECORDED INSTRUCTIONS AVAILABLE 24 HOUR	AND RETURN IN THE POSTAGE-PAID ENVELOPE	_______ ON SEPTEMBER 10, 2020, AT ____ E.T. USE PASSWORD _______ TO JOIN THE MEETING

IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,

YOU NEED NOT RETURN THIS PROXY CARD.

The Board of Trustees recommends a vote FOR the following proposal.

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS.

EXAMPLE: [X]

1.	To approve an Agreement and Plan of Reorganization whereby Virtus Tactical Allocation Fund, a series of Virtus Equity Trust, will acquire all of the assets of Virtus Rampart Sector Trend Fund, a series of Virtus Opportunities Trust in exchange for shares of the Virtus Tactical Allocation Fund; and will assume all of the liabilities of Virtus Rampart Sector Trend Fund.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]